                                                 Exhibit 4.15





                   YANKEE GAS SERVICES COMPANY

              $20,000,000 aggregate principal amount
                   of First Mortgage Bonds,
                   6.75% Series D, due 2005



                      PURCHASE AGREEMENT
                      ------------------


                                       June 22, 1995



To: Bear, Stearns & Co. Inc.
    245 Park Avenue
    New York, New York 10167

Ladies and Gentlemen:

         Yankee Gas Services Company, a Connecticut corporation
(the "Company"), confirms its agreement with you (the
"Purchaser") as follows:

         1. Description of Securities; Offering. The Company has duly authorized the issuance and delivery of $20,000,000 in aggregate principal amount of its First Mortgage Bonds, 6.75% Series D, due 2005 (collectively, the "Bonds"), to be issued under and secured by that certain Indenture of Mortgage and Deed of Trust dated as of July 1, 1989 (the "Original Indenture") by and between the Company and the Trustee, as to be supplemented and amended by a Third Supplemental Indenture dated as of June 1, 1995 (the "Supplemental Indenture") and entitled to the benefits thereof. The Original Indenture, as heretofore supplemented and amended including, without limitation, by the Supplemental Indenture, is hereinafter referred to as the "Indenture." The terms of the Bonds shall be substantially as set forth in the Supplemental Indenture; will be in the amount of $250,000 or any amount in excess thereof which is an integral multiple of $5,000; will bear interest on the unpaid principal balance thereof from the date of the Bonds at the rate of 6.75% per annum, payable semiannually on the first day of each June and December in each year, commencing on December 1, 1995, until the principal amount thereof becomes due and payable. If all or any portion of the principal of, or the premium (if any) or interest on, the Bonds shall not be paid when due, the amount not so paid shall bear interest at the rate of 6.75% per annum until paid; and will be expressed to mature on June 1, 2005. Interest on the Bonds shall be computed on the basis of a 360-day year of twelve 30-day months. The Bonds are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity date.

         The Indenture creates and will create a first mortgage Lien on and a first security interest in the Property and Property rights of the Company described therein as being subjected to the Lien thereof (subject to Permitted Encumbrances as therein defined), except such Property and Property rights as may have been released from the Lien thereof in accordance with the terms thereof (such Property and Property rights not so released being hereinafter defined as the "Trust Estate").

         The Bonds will be sold to the Purchaser without being registered under the Securities Act, in reliance on an exemption therefrom. The Company has prepared a private placement memorandum dated June 22, 1995 (including the exhibits thereto and documents incorporated by reference therein, the "Private Placement Memorandum"), relating to the Bonds, which consists of a description of the offering, a description of the Company, its business and any material recent developments relating to the Company and its business.

         You have advised the Company that you intend to make resales of the Bonds purchased by you hereunder on the terms set forth in the Private Placement Memorandum, as soon as practicable after the date of this Agreement as in your judgment is advisable, but only to persons (other than persons in the State of New Hampshire) whom you reasonably believe to be Qualified Institutional Buyers. You will resell the Bonds to Qualified Institutional Buyers initially at the price set forth on Schedule I hereto.

         2. Purchase, Sale and Delivery of Bonds. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, $20,000,000 aggregate principal amount of Bonds at a purchase price equal to 99.210% of the principal amount thereof.

         The Bonds shall be issued in book-entry form through the facilities of The Depository Trust Company ("DTC"). Payment for the Bonds shall be made to the Company, by certified or official bank check or checks in New York Clearing House (next day) funds payable to the order of the Company, upon delivery to DTC for credit to the account of the Purchaser of one global security evidencing the Bonds in definitive form, registered in the name of DTC or its nominee, at the offices of Shipman & Goodwin, One American Row, Hartford, Connecticut 06103-2819, at 10:00 A.M., Hartford, Connecticut time, on June 29, 1995 (or if the New York or American Stock Exchanges or commercial banks in The City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date."

         3.   Representations and Warranties of the Company.
The Company represents and warrants to, and agrees with, the Purchaser that as of the date of this Agreement and on the Closing Date:

         (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut; (ii) has all requisite power and authority (corporate and other) and all necessary licenses, permits and rights to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted as described in the Private Placement Memorandum; and
(iii) has no Properties and carries on no activities in any jurisdiction which would require qualification, licensing or authorization to do business as a foreign corporation in such jurisdiction.

         (b) The Company has no subsidiaries. Each of the Company's corporate or joint venture Affiliates are disclosed in the Private Placement Memorandum.

         (c) The Private Placement Memorandum does not and, on the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (except that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser or DTC expressly for use in the Private Placement Memorandum); and no stop order preventing the use of the Private Placement Memorandum or any amendment or supplement thereto or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has, to the knowledge of the Company, been issued.

         (d) The financial statements of the Company and the related notes included as exhibits to the Private Placement Memorandum present fairly the financial position of the Parent and its subsidiaries as of the dates indicated, and the results of its operations and its cash flow for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as set forth therein. The financial information and statistical data set forth in the Private Placement Memorandum under the caption "Selected Financial Information" are prepared on a basis consistent with the financial statements of the Parent and its subsidiaries.

         (e) Except as contemplated in the Private Placement Memorandum, subsequent to the respective dates as of which information is given in the Private Placement Memorandum, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company,
(ii) there has not been any change, or any development involving a prospective change, in the business, prospects, Properties or condition (financial or other) or results of operations of the Company except changes in the ordinary course of business, none of which, either individually or in the aggregate, has been materially adverse.

         (f) Except as set forth in the Private Placement Memorandum, there is no action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of the Company) in any court or by or before any other governmental or public authority or agency or any arbitrator, or, to the best knowledge of the Company, threatened against, the Company or any of its Properties which if determined adversely to the Company, involves the reasonable possibility of materially and adversely affecting the business, prospects, Properties or condition (financial or other) of the Company, or the ability of the Company to perform its obligations under this Agreement, the Indenture or the Bonds. To the best of its knowledge after due inquiry, the Company is not in default in any material respect with respect to any judgment, order, writ, injunction, rule or regulation or decree or demand of any court or other governmental or public authority or agency, or with respect to the award of any arbitrator.

         (g) The Trust Estate constitutes substantially all the Property of the Company, other than the Excepted Property (as defined in the Indenture). The Company has such title (or may obtain such title by the exercise of its power to condemn property) to its Property as is necessary to engage in its business and substantially all such Property is in good repair, is properly maintained and is suitable for the use for which it is intended. All real Property which constitutes the Trust Estate is located in the State of Connecticut. There is no outstanding indebtedness of the Company or of any other Person for the indebtedness of the Company or for the purchase price or construction of, or for services, materials and supplies rendered or delivered in connection with the construction of, any Property, or for current operations, which has or could become the basis of a Lien prior to the Lien of the Indenture upon any material portion or all of the Trust Estate, other than a Permitted Encumbrance.

         (h) The Company has the right to, and does, enjoy peaceful and undisturbed possession under all material leases to which it is a party or under which it is operating. All such leases are valid, subsisting and in full force and effect, and the Company is not in default under any such lease and no event has occurred and is continuing, and no condition exists, that, after notice or the passage of time or both, could become a material default under any such lease. All material leases to which the Company is a party or under which the Company is operating are situated on real Property located in the State of Connecticut.

         (i) The Company holds all material franchises, patents, trademarks, service marks, trade names, copyrights, certificates, permits, licenses, rights-of-way, easements, consents and other rights, and holds, or holds in effect by acquiescence and is in compliance in all material respects with the terms of, all material franchises, patents, trademarks, service marks, trade names, and copyrights for its business and operations as presently conducted and (except for such franchises, patents, trademarks, service marks, trade names, copyrights, certificates, permits, licenses, rights-of-way, easements, consents and other rights, as may be required to be obtained in the future) as presently proposed to be conducted as described in the Private Placement Memorandum, without, after due inquiry, any known conflicts with the rights of others, which either individually or in the aggregate could reasonably be expected to materially adversely affect or materially interfere with the operations of the Company's business.

         (j) Each of the sale of the Bonds by the Company and compliance by the Company with all of the provisions of this Agreement, the Indenture and the Bonds (i) is within the corporate powers of the Company; and (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien (other than the Lien created by the Indenture) upon any Property of the Company under the provisions of any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound.

         (k) The obligations of the Company under this Agreement, the Indenture and the Bonds have been duly authorized by proper corporate action on the part of the Company (no action by the shareholders of the Company being required by law, any charter instrument or bylaws of the Company or otherwise), and this Agreement, the Indenture and the Bonds have been executed and delivered by the Company and are valid, binding and enforceable in accordance with the terms of this Agreement, the Indenture and the Bonds, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law.

         (l) No event has occurred and no condition exists which, upon the issuance of the Bonds, would constitute a Default or an Event of Default. The Company is not in violation in any respect of any term of any charter instrument or bylaw and is, to the best of its knowledge after due inquiry, not in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound.

         (m) The Company is subject to the jurisdiction of the DPUC and various other state, Federal and local governmental departments and regulatory and environmental commissions, agencies, authorities and bodies with respect to its business operations. Neither the Company nor the Parent is directly subject to the jurisdiction of the FERC. The nature and extent of such regulation are generally described in the Private Placement Memorandum.

         (n) The Company is exempt from the requirements of the Public Utility Holding Company Act of 1935, as amended (except
Section 9(a)(2) thereof) pursuant to Section 3(a)(1) thereof.
The Company has filed all necessary exemption statements with the SEC as of the date of this Agreement.

         (o) The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment
Company Act of 1940, as amended.

         (p) Assuming the representation set forth in Section 9 is correct and the covenants contained therein are complied with, no consent of, approval or authorization by, filing or registration with, or notice to any governmental or public authority or agency is required for the issuance, sale or delivery of the Bonds or the execution, delivery or performance of this Agreement or the Indenture by the Company, other than
(i) the authorizations (received to date) of the DPUC for the issuance and sale of the Bonds on the terms set forth in, or contemplated by, this Agreement (collectively, the "DPUC Order"), which authorizations have been duly obtained, are in full force and effect, and have not been appealed, abrogated, modified, stayed or suspended and no subsequent appeal would, under applicable law, affect the validity or enforceability of the Bonds and (ii) the recording or filings, in respect of the Lien of the Indenture, required under the Indenture. The Company has furnished to your counsel true, correct and complete copies of
(a) said authorization and (b) all applications, petitions, reports and other papers, and any amendments and supplements thereto (hereinafter in this Subsection 3(p) referred to collectively as "Applications"), heretofore filed with or submitted to the DPUC by the Company in connection with its action to obtain said authorization. The Applications did not contain, as of the respective dates of filing or submission thereof, any untrue or incorrect statements of material fact or omit to state any material fact necessary to make the statements contained therein not misleading. Prior to the Closing Date, the Company will furnish to your counsel all subsequent Applications, if any.

         (q) Neither the creation, authorization, issuance or sale of the Bonds, nor the execution, delivery or performance of this Agreement or the Supplemental Indenture, will require any vote, consent or approval in any manner of any creditor of the Company.

         (r) The Company has conducted a thorough investigation of all MGP Sites currently owned by it for which it could accrue liabilities or have responsibilities pursuant to Environmental Laws. The scope of its investigation included all real Properties (i) for which the Company, to its knowledge as of the date hereof, has responsibilities pursuant to the Environmental Liability Sharing and Indemnity Agreement, dated July 1, 1989, between the Company and Connecticut Light & Power Company, and
(ii) set forth in Schedule II (hereafter, the "Disclosed MGP Sites"). As of the date hereof, the Company knows of no MGP Sites other than the Disclosed MGP Sites for which it could accrue liabilities or have responsibilities pursuant to Environmental Laws. Based upon the present knowledge of the Company, the Company does not believe that the Disclosed MGP Sites, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, prospects, Properties or condition (financial or otherwise) of the Company.

         (s) The issuance and purchase of the Bonds and the security interest granted by the Indenture and contemplated by this Agreement, are not subject to the provisions of Connecticut's Hazardous Waste Establishment law, Conn. Gen. Stat.
Sec. 22a-134 et seq.

         (t) The Company is not in violation of applicable Environmental Laws, which violation could reasonably be expected to have a material adverse effect on the business, prospects, Properties or condition (financial or otherwise) of the Company. The Company has not received notification from any party that it has any liability or class of liability of the Company under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

         (u) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Bonds in a manner that would require the registration under the Securities Act of the Bonds or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Bonds, or otherwise taken any action which would make the exemption afforded by Section 4(2) of the Securities Act unavailable in respect of the sale of the Bonds to the Purchaser.

         4. Covenants. The Company covenants and agrees with the Purchaser that:

         (a) The Company will furnish you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Private Placement Memorandum and any supplements and amendments thereto as you may reasonably request.

         (b) During such period after the date hereof and prior to the completion of the placement of the Bonds as determined by you, before amending or supplementing the Private Placement Memorandum (including through filing with the SEC a document which is deemed to be incorporated by reference therein), the Company will furnish you a copy of each such proposed amendment or supplement and for a period of 90 days from the date of issuance of the Bonds, will not effect such amendment or supplement without your consent.

         (c) If, during such period after the date hereof and prior to the completion of the placement of the Bonds as determined by you, any event shall occur as a result of which it is necessary in your reasonable judgment to amend or supplement the Private Placement Memorandum in order to make the statements therein, in the light of the circumstances when the Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Private Placement Memorandum to comply with applicable law, the Company will forthwith prepare and furnish, at its own expense, to you, either amendments or supplements to the Private Placement Memorandum so that the statements in the Private Placement Memorandum as so amended or supplemented will not, in the light of the circumstances when the Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Private Placement Memorandum, as so amended or supplemented, will comply with applicable law.

         (d) The Company will use its best efforts to qualify the Bonds for sale under the securities or Blue Sky laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Bonds, except that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to execute a general consent to service of process in any jurisdiction.

         (e) The Company shall, whether or not any sale of the Bonds is consummated, pay the following: (i) the fees, disbursements and expenses of the Company's counsel incurred in connection with the offering, (ii) the expenses of preparation, printing and distribution of this Agreement, the Private Placement Memorandum and all amendments and supplements thereto, and the Bonds, (iii) all expenses in connection with the qualification of the Bonds for offering and sale under state securities or Blue Sky laws in accordance with the provisions of subsection (d) above, including filing fees and fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky memoranda, and
(iv) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this subsection. It is understood, however, that, except as provided in this subsection and Section 7 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, except (i) as provided in this subsection and Section 7 hereof and (ii) if this Agreement is terminated in accordance with the provision of clauses (i) or (ii) of Section 10 hereof, the Company will reimburse the Purchaser for (x) the reasonable fees and disbursements of counsel to the Purchaser in an amount not to exceed $30,000 and (y) the Purchaser's reasonable and documented out-of-pocket expenses in an amount not to exceed $5,000, incurred in contemplation of its performance of this Agreement. The Company shall not in any event be liable to the Purchaser for damages on account of loss of anticipated profits.

         (f) Neither the Company nor any affiliate (as defined in Regulation 501(b) of Regulation D under the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Bonds in a manner which would require the registration under the Securities Act of the Bonds.

         (g) The Company will apply the net proceeds that it receives from the offer and sale of the Bonds in the manner set forth in the Private Placement Memorandum under the heading "Use of Proceeds."

         (h) Unless subject to a registration statement effective under the Securities Act, for so long as any of the Bonds are outstanding and are "restricted securities" within the meaning of Rule 144(a) (3) under the Securities Act, the Company will provide to any holder of Bonds and any prospective purchaser of Bonds designated by a holder of such Bonds, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act.

         (i) The Company will not, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Bonds or any securities that are substantially similar to the Bonds or securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, Bonds or such similar securities prior to the expiration of 90 days from the date of the Private Placement Memorandum without your prior written consent; provided, however, that the foregoing restrictions shall not apply to the sale of Bonds as contemplated herein.

         5. Conditions to Closing of the Purchaser. The obligations of the Purchaser to purchase and pay for the Bonds as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) Except as contemplated in the Private Placement Memorandum, subsequent to the respective dates as of which information is given in the Private Placement Memorandum, (i) the Company shall not have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and (ii) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other) or results of operations of the Company that, in your judgment, makes it impractical or inadvisable to offer or deliver the Bonds on the terms and in the manner contemplated in the Private Placement Memorandum.

         (b) You shall have received the opinion of Shipman & Goodwin, counsel for the Company, dated the Closing Date, to the effect that:
              (i)  The Company is a specially chartered
corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite corporate power and authority to own its Property and to conduct its business as presently owned and conducted and to issue and sell the Bonds.

              (ii) The Agreement and the Supplemental Indenture have been duly authorized, executed and delivered by the Company, and the Agreement and the Indenture constitute the legal, valid and binding contracts and agreements of the Company enforceable against the Company in accordance with their respective terms.

              (iii) All conditions precedent contained in the Indenture to the authentication and delivery of the Bonds have been complied with, and the Bonds delivered on the Closing Date have been duly authorized, executed, issued and delivered by the Company and duly authenticated by the Trustee under the Indenture and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and are entitled to the benefits of the Indenture in accordance with its terms.

              (iv) The Bonds conform in all material respects to the description thereof contained in the Private Placement
Memorandum.

              (v)  The execution and delivery of the
Supplemental Indenture by the Company and the issuance by the Company of the Bonds pursuant to the Agreement and the Indenture have, to the extent required by law, been authorized by the DPUC in the DPUC Order, and the DPUC Order is in full force and effect, constitutes sufficient governmental authorization for the Bonds and is not subject to any suspension, modification or appeal which could affect the validity or enforceability of the

Bonds. No consent or approval of, or registration or filing with, any other governmental or public regulatory body or authority or other Person is required for the execution and delivery by the Company of the Supplemental Indenture and the consummation of the transactions contemplated thereby, including the issuance of the Bonds.

              (vi) The offer, issuance, sale and delivery of the Bonds to the Purchaser and the reoffer, resale and delivery of the Bonds by the Purchaser to the initial purchasers under the circumstances contemplated herein do not require registration under the Securities Act, and, in connection therewith, the Indenture is not required to be qualified under the Trust Indenture Act.

              (vii) The Supplemental Indenture is acceptable for recording, and has been recorded, in the office of the Secretary of the State of the State of Connecticut and it is not necessary to file the Supplemental Indenture in any other location in order for there to exist a valid mortgage under
Section 49-5 of the Connecticut General Statutes.

              (viii)  The major gas plants, gate stations,
service and storage centers and gas transmission pipelines of the Company as identified in a Schedule hereto, together with the parcels of land upon which all of the foregoing are located (the "Major Gas Properties") are on land in which the Company owns a full or undivided fee interest, adequate to exclude all parties, except possibly the state or federal governments, or, in the case of gas transmission pipelines, are in the main on land owned in fee by the Company or over which the Company has adequate easements or rights of way from the apparent owner thereto, free and clear of any major defects in title, any such defects in title being in the main curable by the exercise of eminent domain. Based upon searches of the land records of the towns identified in a Schedule hereto as indexed in the name of the Company (the "Title Bringdowns"), the Company has not conveyed title to any of the Major Gas Properties.

              (ix) The Indenture constitutes a direct and valid mortgage lien upon the Property of the Company (other than Excepted Property as defined in the Indenture) and, under existing law, will constitute a similar lien at the time of acquisition upon all Property of the Company acquired after the date hereof located within the State of Connecticut and required by the Indenture to be subjected to the lien thereof. The Indenture and the Indenture Notices have been executed in forms that are in accordance with the requirements of all applicable laws in effect in the State of Connecticut, and are acceptable for recording in, respectively, the office of the Secretary of the State of the State of Connecticut and the offices of town clerks of the towns listed in a Schedule hereto (the "Recorders' Offices"). The Indenture and the Indenture Notices have been recorded in, respectively, the offices of the Secretary of the State of the State of Connecticut and the Recorders' Offices, such offices being the only places in which the Indenture and the Indenture Notices must be recorded in order to constitute the Indenture a valid and effectual mortgage lien upon the Property of the Company (other than Excepted Property) located in the State of Connecticut. Insofar as the lien of the Indenture relates to the Major Gas Properties, such lien is subject only to Permitted Encumbrances (as defined in the Indenture) and such other liens and encumbrances, if any, created by any Person other than the Company and existing at the time of the acquisition by the Company of such properties. To such counsel's knowledge, the Major Gas Properties are subject to no other lien or encumbrance of record created after June 30, 1989, other than Permitted Encumbrances (as defined in the Indenture).

              (x)  Neither the execution, delivery or
performance of the Agreement or the Supplemental Indenture, nor the performance of the Indenture, nor the offer, issuance, sale or delivery of or performance under the Bonds, does or will cause the Company to be in violation of any published law or any order, rule or regulation of any governmental or public authority or agency of the State of Connecticut, any subdivision thereof, or the United States of America having jurisdiction over the Company or over its Properties.

              (xi)  Neither the execution, delivery or
performance of the Agreement, the Supplemental Indenture or the Bonds, the consummation of the transactions therein contemplated, nor the fulfillment of the terms thereof by the Company, nor the performance of the Indenture, will (a) conflict with, violate, constitute a default under, or result in the creation or imposition of any Lien upon any of the Properties or assets of the Company (other than the Lien of the Indenture) under the terms of any indenture, mortgage, deed of trust, credit agreement, franchise or other agreement or instrument known to such counsel to which the Company is now a party or by which the Company is bound by succession or otherwise or (b) conflict with or violate the articles of incorporation or the bylaws of the Company, as presently in effect.

              (xii) To such counsel's knowledge, except as disclosed in the Private Placement Memorandum, there is no action at law, suit in equity or other proceeding or investigation in any court or by or before any other governmental or public authority or agency or any arbitrator against or affecting, or threatened against, the Company or any of its Properties which could reasonably be expected to have a materially adverse effect on the ability of the Company to perform its obligations under the Agreement, the Bonds or the Indenture.

              (xiii) Yankee Energy System, Inc., a Connecticut corporation which owns all of the outstanding voting stock of the Company, is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, except for the provisions of Section 9(a)(2) thereof. The Company is not a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

              (xiv) None of the transactions contemplated by the Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Bonds) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation G (12 C.F.R., Part 207), as amended, Regulation T (12 C.F.R., Part 220), as amended, and Regulation X (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal Reserve System.

              (xv)  A Uniform Commercial Code financing
statement (the "Financing Statement") has been properly filed in the office of the Secretary of the State of the State of Connecticut. The office of the Secretary of the State of the State of Connecticut is the only place in the State of Connecticut in which a financing statement is required to be filed under the Connecticut Uniform Commercial Code in order generally to perfect a security interest in personal property as to which such security interest may be perfected by filing. Lien searches indicate that, as of the date and time the Financing Statement was filed, there were no other Uniform Commercial Code financing statements on file with the office of the Secretary of the State of the State of Connecticut which name the Company as debtor and which cover any of the collateral described in the Financing Statement.

              (xvi) All Connecticut taxes and filing fees in connection with the execution, delivery, recordation and filing of the Supplemental Indenture, the Indenture Notices, the Financing Statement, the execution, authentication, issuance and delivery of the Bonds, and the mortgaging of the Trust Estate under the Indenture have been paid.

         In addition, such counsel shall state that they have participated in conferences with officers and representatives of the Company and the independent accountants of the Company at which the contents of the Private Placement Memorandum and related matters were discussed and, although they have assumed the correctness and completeness of the statements made by the Company and information included in the Private Placement Memorandum and take no responsibility therefor, except insofar as such statements relate to such counsel and as set forth in paragraph (iv) above, on the basis of the foregoing, no facts have come to such counsel's attention that would lead them to believe that the Private Placement Memorandum, as of its date and the date of such opinion, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, schedules and other financial or statistical data included in or excluded from the Private Placement Memorandum.

         As to the due authorization, execution and delivery of the Supplemental Indenture by the Trustee and the authentication of the Bonds by the Trustee, such counsel may state that they have relied, with your consent, upon the opinion of LeBoeuf, Lamb, Greene and MacRae, counsel to the Trustee, to the effect specified in Exhibit A hereto.

         (c)  You shall have received the opinion of Mary
Healey, Esq., Secretary and General Counsel of the Company, dated the Closing Date, substantially in the form set forth in Exhibit
B hereto.

         (d) You shall have received from Winthrop, Stimson, Putnam & Roberts, counsel for the Purchaser, an opinion or opinions, dated the Closing Date, as to the applicability of the Securities Act to the Bonds and other matters related to the offering of the Bonds, in form and substance satisfactory to you, and such counsel shall have received such documents and information from the Purchaser as they request to enable them to pass upon such matters. Such counsel, to the extent their opinion involves matters of Connecticut law, may rely solely on the opinion of Shipman & Goodwin.

         (e) You shall have received from LeBoeuf, Lamb, Greene and MacRae, counsel for the Trustee, an opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect specified in Exhibit A hereto.

         (f) The Company shall have furnished to the Trustee the resolutions, certificates and other instruments and cash, if any, required to be delivered prior to or upon the issuance of the Bonds pursuant to the provisions of the Indenture. The Company shall have requested the Trustee to and the Trustee shall have authenticated the Bonds pursuant to Article Five of the Indenture. The Company shall be able to comply with all other conditions with respect to the authentication of the Bonds imposed by the Indenture.

         (g) On or prior to the Closing Date, the Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, substantially in the form furnished to your counsel prior to the date hereof (with such changes therein as shall be agreed upon by you and the Company), and shall be in full force and effect, and the Indenture (including the Supplemental Indenture) and all other documents, including, without limitation, the Financing Statement and lien certificates pursuant to Section 49-5 of the Connecticut General Statutes shall have been duly executed and properly recorded or filed in such manner and in each jurisdiction in which recording is required to establish the mortgage Lien and security interest created by the Indenture as a first mortgage Lien on and/or a first security interest in the Trust Estate, subject only to Permitted Encumbrances.

         (h) You shall have received from the Company a certificate, signed by the principal financial and accounting officers of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

         (i) There shall have been issued, and there shall be in full force and effect, on or prior to 5:00 p.m. on June 26, 1995, to the extent legally required for the issuance and sale of the Bonds, all authorizations required to be obtained from the DPUC, and such authorizations shall not have been revoked, rescinded or repealed, and to the best of the Company's knowledge, nor has such action been threatened, on or prior to the Closing Date.

         (j) At the Closing Date, Arthur Andersen LLP shall have furnished to you a letter, dated as of the Closing Date, in form and substance satisfactory to you, which sets forth certain matters in accordance with the procedures agreed upon between you and Arthur Andersen LLP.

         (k) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The
Company will furnish you with such conformed copies of such opinions, certificates and other documents as you shall reasonably request.

         6. Condition to Closing of the Company. The obligations of the Company to issue and sell the Bonds to the Purchaser as provided herein shall be subject to the following condition: There shall have been issued, and there shall be in full force and effect, on or prior to 5:00 p.m. on June 26, 1995, to the extent legally required for the issuance and sale of the Bonds, all authorizations required to be obtained from the DPUC, and such authorizations shall not have been revoked, rescinded or repealed, and to the best of the Company's knowledge, nor has such action been threatened, on or prior to the Closing Date.

         7.   Indemnification and Contribution.    The Company
will indemnify and hold harmless the Purchaser, each person, if any, who controls the Purchaser within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of the Purchaser and each such controlling person (the Purchaser, such controlling persons and each such agent, employee, officer and director are referred to collectively as the "Purchaser Group"), against any losses, claims, damages, or liabilities to which any member of the Purchaser Group may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Private Placement Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will reimburse the Purchaser Group for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use in the preparation thereof; and provided, further, that the Company shall not be liable to any member of the Purchaser Group under the indemnity agreement in this subsection with respect to the Private Placement Memorandum to the extent that any such loss, claim, damage or liability of such member of the Purchaser Group results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Private Placement Memorandum which untrue statement or omission was corrected in an amended or supplemented Private Placement Memorandum, if the Purchaser sold Bonds to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Private Placement Memorandum if the Company had previously furnished copies thereof to the Purchaser.

         (b) The Purchaser will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action with respect to the foregoing as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In the event the indemnifying party shall assume the defense thereof, any such indemnified party shall have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties). Any such fees and expenses payable by the indemnifying party shall be paid to the indemnified party entitled thereto as incurred by such indemnified party. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless each such indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which (if asserted against an indemnified party) indemnity might be sought hereunder, unless such settlement includes an unconditional release of all indemnified parties from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim or which relate to or arise out of the same or substantially similar facts or circumstances.

         (d)  If the indemnification provided for in this
Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the compensation received by the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the Purchaser's compensation exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e)  The obligations of the Company under this Section
7 shall be in addition to any liability that the Company may otherwise have; and the obligations of the Purchaser under this
Section 7 shall be in addition to any liability that the Purchaser may otherwise have.

         8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Company and the Purchaser contained in
Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser Group, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Bonds hereunder.

         9. Offering of Bonds; Restrictions on Transfer. The Purchaser agrees with the Company that (i) it will not solicit offers for, or offer or sell, the Bonds by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act (except that it may publish a tombstone advertisement at such time after the Closing Date as you may elect), (ii) it will not effect resales, or offers to resell the Bonds to any purchaser or prospective purchaser in the State of New Hampshire and (iii) it will effect resales of the Bonds only pursuant to Rule 144A under the Securities Act only from, and will offer the Bonds only to, persons whom it reasonably believes to be Qualified Institutional Buyers in that, by purchasing the Bonds, they may be deemed to have represented and agreed as provided for in the Private Placement Memorandum. The Purchaser agrees to deliver a copy of the Private Placement Memorandum to each Qualified Institutional Buyer purchasing the Bonds from it.

         10. Termination. You shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date to terminate this Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition of the Purchaser's obligations hereunder is not fulfilled, (iii) trading generally on the New York Stock Exchange or the American Stock Exchange, or trading in the securities of the Parent shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the

American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) an outbreak or escalation of hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Bonds. Any such termination shall be without liability of any party to any other party with respect to Bonds not purchased by reason of such termination except that the provisions of Subsection 4(e) and Section 7 hereof shall at all times be effective. If you elect to terminate this Agreement as provided in this section, the Company shall be notified promptly by you by telephone or telecopy, confirmed by letter.

         11. Notices. All notices or communications hereunder shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to you at your address set forth on the cover page hereof or if sent to the Company, shall be mailed, delivered or telecopied and confirmed to the Company at Yankee Gas Services Company, 599 Research Parkway, Meriden, Connecticut 06450-1030, Attention: Chief Financial Officer. Any party to this Agreement may change such address for notices by sending to the parties in this Agreement written notice of a new address for such purpose.

         12. Legend. Each certificate for the Bonds shall include legends in substantially the following form:

    (i) THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF YANKEE GAS SERVICES COMPANY (THE "COMPANY") AND PRIOR HOLDERS THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE), (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE 1933 ACT, (5) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE

    WITH THE 1933 ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, SUBJECT (IN THE CASE OF CLAUSES (2),(3),(4) AND (5)) TO THE RECEIPT BY THE COMPANY OF A CERTIFICATION OF THE TRANSFEROR (WHICH, IN THE CASE OF CLAUSE (4), MAY BE A COPY OF FORM 144 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN.

    (ii) Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         13. Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         14. Parties and Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchaser, the Purchaser Group (to the extent set forth in Section 7 hereof) and their respective successors and (to the extent set forth in Section 7 hereof) the controlling persons, officers and directors referred to in Section 7 hereof, and no other person will have any legal right or obligation hereunder.

         15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         17. Definitions. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of the terms defined, where either such form is used in this Agreement):

         The term "Affiliate" with respect to any Person shall mean a Person (a) which, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (b) which, directly or indirectly, beneficially owns or holds of record 10% or more of the shares of any class of capital stock of or interest in such Person, (c) 10% or more of the shares of any class of capital stock of or interests in which is, directly or indirectly, beneficially owned or held of record by such Person, or (d) who is an officer or director of (or an individual performing similar management or supervisory functions for) such Person. The term "control" (including the related terms "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of capital stock, by contract or otherwise.

         The term "Applications" shall have the meaning assigned thereto in Subsection 3(p) hereof.

         The term "Bonds" shall have the meaning assigned thereto in Section 1 hereof.

         The term "Closing Date" shall have the meaning assigned thereto in Section 2 hereof.

         The term "Company" shall have the meaning assigned thereto in the preamble hereof.

         The term "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         The term "Disclosed MGP Site" shall have the meaning set forth in Subsection 3(r) hereof.

         The term "DPUC" shall mean the Department of Public
Utility Control of the State of Connecticut.

         The term "DPUC Order" shall have the meaning assigned thereto in Subsection 3(p) hereof.

         The term "DTC" shall have the meaning assigned thereto in Section 2 hereof.

         The term "Environmental Law" shall mean any federal, state or local, statute, law, regulation, ordinance, order, consent decree, judgment, permit, license, code, common law or other legal requirement pertaining to protection of the environment, health or safety of persons, natural resources, conservation, wildlife, waste management, any Hazardous Substance, and pollution (including, without limitation, regulation of releases and disposals to air, land, water and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Action of 1986, 42 U.S.C. Sec. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sec. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sec. 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. Sec. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. Sec. 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sec. 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sec. 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. Sec. 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sec. 300(f) et seq., and any similar or implementing state law, and all amendments, rules, regulations and publications promulgated thereunder.

         The term "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended.

         The term "Event of Default" shall mean one of the "events of default" enumerated in Article Nine of the Indenture.

         The term "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

         The term "FERC" shall mean the Federal Energy
Regulatory Commission.

         The term "Financing Statement" shall have the meaning assigned thereto in Subsection 5(b)(xv) hereof.

         The term "Hazardous Substance" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, product, material or substance, including without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof) and any substance defined as a hazardous substance or waste pursuant to an Environmental Law.

         The term "hereof", "herein", "hereunder" and other words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section or other subdivision.

         The term "heretofore" shall be construed to refer to the time prior to the date of original execution and delivery by the Company of this Agreement.

         The term "holder" (with respect to any Bond) shall mean the Person in whose name a bond is registered in the register of Bonds maintained pursuant to the Indenture.

         The term "Indenture" shall have the meaning assigned thereto in Section 1 hereof.

         The term "Indenture Notices" shall mean certificates of mortgage with respect to the lien of the Indenture made pursuant to Section 49-5 of the Connecticut General Statutes.

         The term "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, any Person other than the owner of the Property, whether such interest shall be based on the common law, statute or contract, and including the Lien or security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For purposes of this Agreement, a Person shall be deemed to be the owner of any Property that it shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the Property shall have been retained by or vested in some other Person for security purposes.

         The term "Major Gas Properties" shall have the meaning assigned thereto in Subsection 5(b)(viii) hereof.

         The term "MGP Site" shall mean any real property upon which a manufactured gas plant or facility or manufacturing town gas from coal or petroleum is or was located.

         The term "Private Placement Memorandum" shall have the meaning assigned thereto in Section 1 hereof.

         The term "Original Indenture" shall have the meaning assigned thereto in Section 1 hereof.

         The term "Parent" shall mean Yankee Energy System,
Inc., a Connecticut corporation, and its successors and assigns.

         The term "Permitted Encumbrances" shall have the meaning assigned thereto in Section 1.01 of the Indenture.

         The term "Person" shall mean an individual, corporation, partnership, trust, estate, unincorporated organization or government or an agency or political subdivision thereof.

         The term "Property" shall mean any interest in any kind of Property or asset, whether real, personal or mixed, and whether tangible or intangible.

         The term "Purchaser" shall have the meaning assigned thereto in the preamble hereof.

         The term "Purchaser Group" shall have the meaning assigned thereto in Subsection 7(a) hereof.

         The term "Qualified Institutional Buyers" shall have the meaning assigned thereto in Rule 144A under the Securities
Act.

         The term "Recorders' Offices" shall have the meaning assigned thereto in Subsection 5(b)(ix) hereof.

         The term "SEC" shall mean the Securities and Exchange
Commission.

         The term "Securities Act" shall mean the Securities Act of 1933, as amended.

         The term "Supplemental Indenture" shall have the meaning assigned thereto in Section 1 hereof.

         The term "this Agreement" shall mean this Bond Purchase
Agreement (including the annexed Schedules and Exhibits), as it may from time to time be amended, supplemented or modified, in accordance with its terms.

         The term "Title Bringdowns" shall have the meaning assigned thereto in Section 5(b)(viii) hereof.

         The term "Trust Estate" shall have the meaning assigned thereto in Section 1 hereof.

         The term "Trust Indenture Act" shall mean the Trust
Indenture Act of 1939, as amended.

         The term "Trustee" shall mean Shawmut Bank Connecticut,
National Association, and its successors and assigns.

         If the foregoing correctly sets forth the understanding between the Company and the Purchaser, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Purchaser.

                             Very truly yours,

                             YANKEE GAS SERVICES COMPANY



                             By:  /s/  Sarah K. Sanders
                                ---------------------------
                                  Name:  Sarah K. Sanders
                                  Title:  Treasurer


ACCEPTED as of the date
set forth above

BEAR, STEARNS & CO. INC.


By:_______________________________
   Name:
   Title:


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